UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2024 (September 23, 2024)

AVALON HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AWX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On September 23, 2024 Avalon Holdings Corporation and certain wholly-owned subsidiaries amended its existing Promissory Note Agreement (“The Line of Credit Agreement”) dated May 31, 2018 as previously amended on September 18, 2023 with Premier Bank (the “Lender”). The amendment extends the maturity date of July 31, 2025 to July 31, 2026. At September 23, 2024, $3,200,000 was drawn under the Line of Credit Agreement.

The forgoing description of the Line of Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Line of Credit Agreement, which is filed with this report as Exhibits 10.1, 10.2 and 10.3 and is incorporated herein by reference.

The other material terms of the Line of Credit Agreement, dated May 31, 2018, and amendment on September 18, 2023, with the Lender are described in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 31, 2018 and September 19, 2023, respectively, of which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

10.1 Business Loan Agreement (Asset Based), dated September 23, 2024 between Avalon Holdings Corporation and certain wholly owned subsidiaries, as borrowers, and Premier Bank, as lender.

10.2 Promissory Note, dated as of September 23, 2024 between Avalon Holdings Corporation and certain wholly owned subsidiaries, as borrowers, and Premier Bank, as lender.

10.3 Commercial Security Agreement, dated September 23, 2024 between Avalon Holdings Corporation and certain wholly owned subsidiaries, as borrowers, and Premier Bank, as lender.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: September 24, 2024		/s/ Michael J. Havalo
	By:	Michael J. Havalo
Chief Financial Officer and Treasurer